EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130243 on Form S-8 of Kentucky First Federal Bancorp of our report dated September 28, 2017 relating to the 2017 consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Louisville, Kentucky

September 28, 2018